                                                               Exhibit 10.2


                              MOLECULAR DYNAMICS, INC.
                          RESTATED 1997 STOCK OPTION PLAN

                            (RESTATED ON APRIL 11, 1997)


                                    ARTICLE ONE
                                      GENERAL

I.   PURPOSES OF THE PLAN

     This Restated 1997 Stock Option Plan (the "Plan") is intended to promote the interests of Molecular Dynamics, Inc., a Delaware corporation (the "Corporation"), by providing incentives to eligible individuals to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation and remain in the employ or service of the Corporation (or its parent or subsidiary corporations). The Plan amends and restates its predecessor Restated 1987 Stock Option Plan (the "1987 Plan"). The first restatement of the 1987 Plan was adopted by the Board on March 12, 1992 and approved by the Corporation's stockholders in April 1992. The Discretionary Option Grant Program in effect under Article Two became effective on the first date on which the shares of the Corporation's common stock were registered under
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). Such date shall be designated as the Effective Date of the Discretionary Option Grant Program. The Automatic Option Grant Program in effect under Article Three became effective immediately upon the execution of the Underwriters Agreement between the Corporation and the underwriters of the initial public offering of the Company's common stock. The execution date of such Underwriters Agreement is hereby designated as the Effective Date of such Automatic Option Grant Program. The Plan, as amended and restated, was adopted by the Board on April 11, 1997 and approved by the Corporation's stockholders in May 1997 to extend the term through April 11, 2007. For purposes of Internal Revenue Code Section 422 and with respect to any options issuable or issued after the date of the Board approval of the second restatement of the Plan, the second restatement of the Plan shall be deemed to constitute adoption of a new stock option plan.

     For purposes of the Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

          (i) Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a PARENT corporation of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (ii) Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a SUBSIDIARY, of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


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II.  ADMINISTRATION OF THE PLAN

     A. The Plan shall be comprised of two separate programs: (i) the Discretionary Option Grant Program under Article Two pursuant to which option grants may be made to key employees and consultants at the discretion of the Plan Administrator and (ii) the Automatic Option Grant Program under Article Three pursuant to which option grants will automatically be made to non-employee members of the Board of Directors at periodic intervals upon the express terms and provisions of the Article Three program.

     B. The Discretionary Option Grant Program shall be administered by one or more committees comprised of members of the Corporation's Board of Directors (the "Board"). The primary committee (the "Primary Committee") shall be comprised of two or more non-employee Board members and shall have sole and exclusive authority to grant stock options and stock appreciation rights under the Discretionary Option Grant Program to officers and employee-directors of the Company subject to the short-swing profit restrictions of the Federal securities laws. Stock options may be granted under the Discretionary Option Grant Program to all other eligible employees and consultants by either the Primary Committee or a second committee comprised of one or more Board members (the "Secondary Committee"). No Board member shall be eligible to serve on the Primary Committee if such individual has, within the relevant period designated below, received an option grant or stock issuance under this Plan (other than pursuant to the Automatic Option Grant Program in effect under Article Three) or under any other stock plan of the Corporation (or any parent or subsidiary corporation):

          (i) for each of the initial members of the Primary Committee, the period commencing with the Effective Date of the Discretionary Option Grant Program and ending with the date of his or her appointment to the Primary Committee, or

          (ii) for any successor or substitute member, the twelve (12)-month period immediately preceding the date of his or her appointment to the Primary Committee or (if shorter) the period commencing with the Effective Date of the Discretionary Option Grant Program and ending with the date of his or her appointment to the Primary Committee.

     Members of the Primary Committee and the Secondary Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

     C. Subject to the limited authority provided the Secondary Committee to effect option grants in accordance with the provisions of Section II.B of this Article One, the Primary Committee shall serve as the Plan Administrator and shall have full power and authority (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Discretionary Option Grant Program and to make such determinations under, and issue such interpretations of, such program and any outstanding option thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Discretionary Option Grant Program or any outstanding option.

     D. Service on the Primary or Secondary Committee shall constitute service as a Board member, and members of either committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on the committee. No member of either committee shall be liable for any act or omission made in good faith with respect to the Plan or any option granted under the Plan.

     E. Administration of the Automatic Option Grant Program shall be self-executing, and the Plan Administrator shall not exercise any discretionary functions under such program.

III. ELIGIBILITY FOR OPTION GRANTS

     A. The persons eligible to receive option grants under the Plan shall be limited to the following individuals:

          (i) key employees (including officers and directors) of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the success and growth of the Corporation (or its parent or subsidiary corporations) or which may reasonably be anticipated to contribute to the future success and growth of the Corporation (or its parent or subsidiary corporations);

          (ii) the non-employee members of the board of directors of any subsidiary corporations; and

          (iii) those consultants or independent contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations).

     From and after the Effective Date of the Automatic Option Grant Program, the non-employee members of the Board shall not be eligible to receive grants under the Discretionary Option Grant Program but shall be eligible to receive automatic option grants pursuant to Article Three of the Plan.

     B. The Plan Administrator shall have full authority to determine which eligible individuals are to receive option grants under the Discretionary Option Grant Program, the number of shares subject to each such grant, the status of the granted option as either an incentive stock option ("Incentive Option") designed to satisfy the requirements of Internal Revenue Code Section 422 or a non-statutory option not intended to meet such requirements, the time or times at which the option is to become exercisable, and the maximum term for which the option is to remain outstanding.

IV.  STOCK SUBJECT TO THE PLAN

     A. The stock issuable under the Plan shall be shares of the Corporation's authorized but unissued or reacquired Common Stock. The aggregate number of shares which may be issued over the term of the Plan shall not exceed 4,504,500 shares.(1) The total number of shares issuable under the Plan shall be subject to adjustment from time to time in accordance with the provisions of this Section IV.

     B. In no event may the maximum number of shares of Common Stock for which any one individual participating in the Plan may be granted stock options and separately exercisable stock appreciation rights exceed 1,500,000 shares in the aggregate over the remaining term of the Plan. For purposes of this limitation, no stock options or stock appreciation rights granted prior to January 1, 1994 shall be taken into account. Such limitation shall be subject to periodic adjustment in accordance with the provisions of this Section IV.

     C. Should an option expire or terminate for any reason prior to exercise or surrender in full (including options canceled in accordance with the cancellation-regrant provisions of Section IV of Article Two of the Plan), the shares subject to the portion of the option not so exercised or surrendered shall be available for subsequent option grants under the Plan. Shares subject to any option or portion thereof surrendered in accordance with Section V of Article Two of the Plan and Section III of Article Three of the Plan and all share issuances under the Plan, whether or not the shares are subsequently repurchased by the Corporation pursuant to its repurchase rights under the Plan, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent option grants under the Plan. In addition, should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock actually issued to the option holder.

     D. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (I) the maximum number and/or class of securities issuable under the Plan, (II) the maximum number and/or class of securities for which any one individual participating in the Plan may be granted stock options and separately exercisable stock appreciation rights after December 31, 1993,
(III) the number and/or class of securities and the price per share in effect under each outstanding option under the Discretionary Option Grant Program, (IV) the number and/or class of securities per non-employee Board member for which automatic option grants are subsequently to be made under the Automatic Option Grant Program, and (V) the number and/or class of securities and the price per share in


----------------------------
(1) Includes (i) the 500,000 share increase authorized by the Board on February 18, 1998 and approved at the 1998 Annual Stockholders Meeting , (ii) the 500,000 share increase authorized by the Board on February 13, 1997 and approved at the 1997 Annual Stockholders Meeting and (iii) the 250,000 share increase authorized by the Board on February 7, 1996 and approved at the 1996 Annual Stockholders Meeting. All of the references to the number of shares issuable under the Plan have been adjusted to reflect the 3-for-5 reverse stock split effected March 12, 1992.

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effect under each automatic grant outstanding under the Automatic Option
Grant Program. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.


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

                                    ARTICLE TWO
                            DISCRETIONARY OPTION GRANTS


I.   TERMS AND CONDITIONS OF OPTIONS

     Options granted pursuant to this Article Two shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or non-statutory options. Individuals who are not employees of the Corporation or its parent or subsidiary corporations may only be granted non-statutory options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator. Each such instrument, however, shall comply with the terms and conditions specified below, and each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two.

     A.   OPTION PRICE.

          1. The option price per share shall be fixed by the Plan Administrator. In no event, however, shall the option price per share be less than eighty-five percent (85%) of the fair market value per share of Common Stock on the date of the option grant.

          2. The option price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section VI of Article Two and the instrument evidencing the grant, be payable in one of the alternative forms specified below:

                (i)   full payment in cash or check payable to the Corporation;
or

                (ii) full payment in shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at fair market value on the Exercise Date (as such term is defined below); or

                (iii) full payment in a combination of shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at fair market value on the Exercise Date and cash or check drawn to the Corporation's order; or

                (iv) full payment through a broker-dealer sale and remittance procedure pursuant to which the optionee shall provide irrevocable written instructions (I) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation in connection with such purchase and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

           For purposes of this subparagraph 2, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

           3. The fair market value per share of Common Stock on any relevant date under subparagraph 1 or 2 above (and for all other valuation purposes under the Plan) shall be determined in accordance with the following provisions:

                (i) If the Common Stock is traded on the Nasdaq National Market, the fair market value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers through the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

               (ii) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

     B.  TERM AND EXERCISE OF OPTIONS.

         Each option granted under this Article Two shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the stock option agreement evidencing such option. However, no such option shall have a maximum term in excess of ten (10) years measured from the grant date. During the lifetime of the optionee, the option, together with any stock appreciation rights pertaining to such option, shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee except for a transfer of the option effected by will or by the laws of descent and distribution following the optionee's death.

     C.  EFFECT OF TERMINATION OF SERVICE.

         1. Should the optionee cease Service for any reason other than death (including permanent disability as defined in Internal Revenue Code
Section 22(e)(3)) while holding one or more outstanding options under this Article Two, then such option or options shall not (except to the extent otherwise provided pursuant to subparagraph 4 below) remain exercisable for more than a twelve (12) month period (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) following the date of such cessation of Service. In no event, however, shall any such option be exercisable after the specified expiration date of the option term. Each such option shall, during such twelve (12) month or shorter period, be exercisable only to the extent of the number of vested shares of

Common Stock (if any) for which the option is exercisable on the date of the optionee's cessation of Service. Upon the expiration of such twelve (12) month or shorter period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable. Each such option, however, shall immediately terminate and cease to be outstanding, at the time of the optionee's cessation of Service, with respect to any shares of Common Stock for which such option is not otherwise at that time exercisable or in which the optionee is not otherwise at that time vested.

         2. Any option under the Plan held by the optionee at the time of death may be subsequently exercised, but only to the extent of the number of vested shares of Common Stock (if any) for which the option is exercisable on the date of the optionee's cessation of Service (less any option shares subsequently purchased by the optionee prior to death), by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution. Any such exercise must, however, be effected prior to the EARLIER of (i) the third anniversary of the date of the optionee's cessation of Service (or such shorter period determined by the Plan Administrator and specified in the instrument evidencing the grant) or (ii) the specified expiration date of the option term. Upon the occurrence of the earlier event, the option shall terminate and cease to be outstanding.

         3. The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more outstanding options under this Article Two to be exercised, during the limited post-Service exercise period applicable under subparagraph 1 or 2 above, not only with respect to the number of vested shares of Common Stock for which each such option is exercisable at the time of the optionee's cessation of Service but also with respect to one or more subsequent installments of vested shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

         4. The Plan Administrator shall also have full power and authority to extend the period of time for which the option is to remain exercisable following the optionee's cessation of Service or death from the limited period in effect under subparagraph 1 or 2 above to such greater period of time as the Plan Administrator shall deem appropriate. In no event, however, shall such option be exercisable after the specified expiration date of the option term.

         5. For purposes of the foregoing provisions of this Section I of Article Two (and all other provisions of the Plan), unless it is specifically provided otherwise in the option agreement evidencing the option grant and/or the purchase agreement evidencing the shares purchased under such option, the optionee shall be deemed to remain in SERVICE for so long as such individual renders services on a periodic basis to the Corporation or any parent or subsidiary corporation in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor. The optionee shall be considered to be an EMPLOYEE for so long as such individual remains in the employ of the Corporation or one or more of its parent or subsidiary corporations subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

     D.  SHAREHOLDER RIGHTS.

         An optionee shall have not have any stockholder rights with respect to any shares subject to the option until such individual shall have exercised the option and paid the option price for the purchased shares.

     E.  REPURCHASE RIGHTS.

         The shares of Common Stock acquired upon the exercise of options granted under this Article Two may be subject to repurchase by the Corporation in accordance with the following provisions:

         1. The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock under this Article Two. Should the optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase any or all of those unvested shares at the option price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right.

         2. All of the Corporation's outstanding repurchase rights shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of any Corporate Transaction under
Section III of this Article Two, except to the extent: (i) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such termination is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

         3. The Plan Administrator shall have the discretionary authority, exercisable either before or after the optionee's cessation of Service, to cancel the Company's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the optionee under this Article Two and thereby accelerate the vesting of such shares in whole or in part at any time.

II.  INCENTIVE OPTIONS

     The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees. Options which are specifically designated as "non-statutory" options when issued under the Plan shall NOT be subject to such terms and conditions.

     A. OPTION PRICE. The option price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the fair market value per share of Common Stock on the grant date.

     B. DOLLAR LIMITATION. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Article Two (or under any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability thereof as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted. Should any option under this Article Two become first exercisable in any calendar year for shares of Common Stock in excess of such One Hundred Thousand Dollar ($100,000) limitation, then that option may nevertheless be exercised in that calendar year for the excess number of shares as a non-statutory option under the Federal tax laws.

     C. 10% STOCKHOLDER. If any individual to whom an option is to be granted pursuant to the provisions of the Plan is on the date of grant the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing 10% or more of the total combined voting power of all classes of stock of the Corporation or any one of its parent or subsidiary corporations (such person to be herein referred to as a 10% Stockholder), then the option price per share shall not be less than one hundred and ten percent (110%) of the fair market value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years measured from the grant date.

     Except as modified by the preceding provisions of this Section II, all the provisions of the Plan shall be applicable to the Incentive Options granted hereunder.

III. CORPORATE TRANSACTIONS/CHANGES IN CONTROL

     A. In the event of any of the following stockholder-approved transactions to which the Corporation is a party (a "Corporate Transaction"):

         (i) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Corporation's incorporation,

         (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in liquidation or dissolution of the Corporation, or

         (iii) any reverse merger in which the Corporation is the surviving entity but in which fifty percent (50%) or more of the Corporation's outstanding voting stock is transferred to persons different from those who held the stock immediately prior to such merger, each option at the time outstanding under this Article Two but otherwise not fully exercisable shall automatically accelerate so that such option shall, immediately prior to the specified effective date for such Corporate Transaction, become fully exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option shall not so accelerate if and to the extent (i) such option is to be assumed by the successor corporation or parent thereof or replaced with a comparable option to purchase shares of the capital stock of such successor corporation or parent, (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option, or (iii) such acceleration is subject to other limitations imposed by the Plan Administrator in the relevant option agreement. Option comparability under clause (i) shall be determined by the Plan Administrator, and its determination shall be final, binding and conclusive.

     B. Upon the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

     C. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan on both an aggregate and per participant basis following the consummation of the Corporate Transaction shall be appropriately adjusted.

     D. The grant of options under this Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     E. The Plan Administrator shall have the discretionary authority, exercisable either in advance of any actually-anticipated Change in Control or at the time of an actual Change in Control, to provide for the automatic acceleration of one or more outstanding options under this Article Two (and the termination of one or more of the Corporation's outstanding repurchase rights under this Article Two) upon the occurrence of the Change in Control. The Plan Administrator shall also have full power and authority to condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent termination of the optionee's Service within a specified period following the Change in Control.

     F. For purposes of this Section III, a Change in Control shall be deemed to occur in the event:

         (i) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of

Rule 13d-3 of the 1934 Act) of securities possessing fifty percent (50%) or more of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept; or

         (ii) there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

     G. Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

     H. The exercisability as incentive stock options under the Federal tax laws of any options accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain subject to the dollar limitation of Section II of this Article Two.

IV.  CANCELLATION AND REGRANT OF OPTIONS

     The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding options under this Article Two and to grant in substitution therefor new options under this Article Two covering the same or different numbers of shares of Common Stock but having an option price per share not less than (i) eighty-five percent (85%) of the fair market value of the Common Stock on the new grant date or (ii) one hundred percent (100%) of such fair market value in the case of an Incentive Option or (iii) one hundred and ten percent (110%) of such fair market value in the case of an Incentive Option granted to a 10% Stockholder.

V.   SURRENDER OF OPTIONS

     A. Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this Section V, one or more optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Corporation equal in amount to the excess of (i) the fair market value (on the option surrender date) of the shares of Common Stock in which the optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares.

     B. No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the optionee shall accordingly become entitled under this
Section V may be made in shares of Common Stock valued at fair market value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

     C. If the surrender of an option is rejected by the Plan Administrator, then the optionee shall retain whatever rights the optionee had under the surrendered option (or surrendered portion thereof) on the date of surrender and may exercise such rights at any time prior to the LATER of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years (or five (5) years in the case of a 10% Stockholder) after the date of the option grant.

     D. One or more officers of the Corporation subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under this Article Two. Upon the occurrence of a Hostile Take-Over effected at any time when the Corporation's outstanding Common Stock is registered under Section 12(g) of the 1934 Act, each outstanding option with such a limited stock appreciation right in effect for at least six (6) months shall automatically be canceled, to the extent such option is at the time exercisable for fully-vested shares of Common Stock. The optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the vested shares of Common Stock at the time subject to the canceled option (or canceled portion of such option) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such cancellation shall be made within five
(5) days following the consummation of the Hostile Take-Over. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option cancellation and cash distribution. The balance of the option (if any) shall continue to remain outstanding and become exercisable in accordance with the terms of the instrument evidencing such grant.

     E. For purposes of Section V.D, the following definitions shall be in effect:

         A HOSTILE TAKE-OVER shall be deemed to occur in the event (i) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing fifty percent (50%) or more of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept AND (ii) more than fifty percent (50%) of the securities so acquired in such tender or exchange offer are accepted from holders other than the officers and directors of the Corporation subject to the short-swing profit restrictions of Section 16 of the 1934 Act.

         THE TAKE-OVER PRICE per share shall be deemed to be equal to the GREATER of (a) the fair market value per share of Common Stock on the option cancellation date, as determined pursuant to the valuation provisions of Section I.A.3 of this Article Two, or (b) the highest reported price per share of Common Stock paid by the tender offeror in effecting such

Hostile Take-Over. However, if the canceled option is an Incentive Option, the Take-Over Price shall not exceed the clause (a) price per share.

     F. The shares of Common Stock subject to any option surrendered or canceled for an appreciation distribution pursuant to this Section V shall NOT be available for subsequent option grant under the Plan.

VI.  LOANS OR INSTALLMENT PAYMENTS

     A. The Plan Administrator may assist any optionee in the exercise of one or more options under this Article Two by (i) authorizing the extension of a loan to such optionee from the Corporation or (ii) permitting the optionee to pay the option price for the purchased Common Stock in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be established by the Plan Administrator in its sole discretion. Loans and installment payments may be granted without security or collateral, but the maximum credit available to the optionee shall not exceed the SUM of (i) the aggregate option price payable for the purchased shares (less the par value thereof) plus (ii) any Federal and State income and employment tax liability incurred by the optionee in connection with the exercise of the option.

     B. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under subsection A above shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Plan Administrator in its discretion deems appropriate.

                                   ARTICLE THREE
                           AUTOMATIC OPTION GRANT PROGRAM


I.   ELIGIBILITY

     A. ELIGIBLE OPTIONEES. The individuals eligible to receive automatic option grants pursuant to the provisions of this Article Three shall be limited to the following:

         (1) each individual who is serving as a non-employee member of the Board on the Effective Date of the Automatic Option Grant Program, and

         (2) each individual who is first appointed or elected as a non-employee Board member at any time after such Effective Date.

     B. LIMITATION. Except for the option grants to be made pursuant to the provisions of this Article Three, non-employee Board members shall NOT be eligible to receive any additional option grants under this Plan or any other stock plan of the Corporation (or its subsidiary corporations).

II.  TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

     A. GRANT DATES. Option grants will be made under this Article Three on the dates specified below:

          (i) Each individual who first becomes a non-employee Board member at any time on or after the 1994 Annual Stockholders Meeting, whether through election at an Annual Stockholders Meeting or through appointment by the Board, shall automatically be granted, at the time of such initial election or appointment, a non-statutory stock option to purchase 10,000 shares of Common Stock upon the terms and conditions of this Article Three.

         (ii) On the date of each Annual Stockholders Meeting, beginning with the 1994 Annual Meeting, each individual who is at the time re-elected as a non-employee Board shall automatically be granted a nonstatutory option under this Article Three to purchase an additional 3,500 shares of the Common Stock, provided such individual has served as a Board member for at least six
(6) months prior to such automatic grant date.

     The 10,000-share limitation and the 3,500-share limitation on the automatic option grants to be made to each non-employee Board member shall be subject to periodic adjustment pursuant to the applicable provisions of paragraph IV.C of Article One. There shall be no limit on the number of 3,500-share option grants any one non-employee Board member may receive under this Article Three during his or her period of Board service.

         B. EXERCISE PRICE. The exercise price per share of Common Stock subject to each automatic option grant made under this Article Three after the Effective Date shall be equal to one hundred percent (100%) of the fair market value per share of Common Stock on the automatic grant date, as determined in accordance with the valuation provisions of Section I.A.3 of Article Two.

     C.  PAYMENT.

         The exercise price shall be payable in one of the alternative forms specified below:

         (i) full payment in cash or check made payable to the Corporation's order; or

         (ii) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at fair market value on the Exercise Date (as such term is defined below); or

         (iii) full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at fair market value on the Exercise Date and cash or check drawn to the Corporation's order; or

         (iv) full payment through a broker-dealer sale and remittance procedure pursuant to which the optionee shall provide irrevocable written instructions (A) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares and (B) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

     For purposes of this subparagraph, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation, and the fair market value per share of Common Stock on any relevant date shall be determined in accordance with the provisions of paragraph I.A.3 of Article Two. Except to the extent the sale and remittance procedure specified above is utilized for the exercise of the option, payment of the exercise price for the purchased shares must accompany such notice.

     D. OPTION TERM. Each automatic grant under this Article Three shall have a maximum term of ten (10) years.

     E.  EXERCISABILITY.

          1. The initial 10,000-share automatic grants shall each become exercisable for the option shares in four (4) installments as follows:

                (i) The option shall immediately upon grant be exercisable for twenty-five percent (25%) of the option shares.

                (ii) The option shall become exercisable for an additional twenty-five percent (25%) of the option shares upon the optionee's completion of twelve (12) months of continuous Board service measured from the automatic grant date.

                (iii) The option shall become exercisable for an additional twenty-five percent (25%) of the option shares upon the optionee's completion of twenty-four (24) months of continuous Board service measured from the automatic grant date.

                (iv) The option shall become exercisable for the final twenty-five percent (25%) of the option shares upon the optionee's completion of thirty-six (36) months of continuous Board service measured from the automatic grant date.

     As the option becomes exercisable for one or more installments of the option shares, the installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the expiration or sooner termination of the option term. The option, however, shall not become exercisable for any additional option shares following the optionee's cessation of Board service for any reason.

         2. Each 3,500-share automatic grant shall become exercisable upon the optionee's completion of twelve (12) months of continuous Board service measured from the automatic grant date. The option, however, shall not become exercisable for any additional option shares following the optionee's cessation of Board service.

     F. NON-TRANSFERABILITY. During the lifetime of the optionee, the option, together with the limited stock appreciation right pertaining to such option, shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee except for a transfer of the option effected by will or by the laws of descent and distribution following the optionee's death.

     G.  EFFECT OF TERMINATION OF BOARD MEMBERSHIP.

         1. Should the optionee cease to be a Board member for any reason (other than death) while holding one or more automatic option grants under this Article Three, then such optionee shall have a six (6)-month period following the date of such cessation of Board membership in which to exercise each such option for any or all of the shares of Common Stock for which the option is exercisable at the time of the optionee's cessation of service as a Board member.

         2. Should the optionee die while serving as a Board member or during the six (6)-month period following his or her cessation of Board service, then each automatic option grant held by such optionee at the time of his or her death may subsequently be exercised, for any or all of the shares of Common Stock for which the option was exercisable at the time of the optionee's cessation of Board membership (less any option shares subsequently purchased by the optionee prior to death), by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution. Any such exercise must, however, occur within twelve (12) months after the date of the optionee's death.

         3. In no event shall any automatic grant under this Article Three remain exercisable after the specified expiration date of the ten (10)-year option term. Upon the expiration of the limited post-service exercise period under subparagraph 1 or 2 above or (if earlier) upon the expiration of the ten
(10)-year option term, the automatic grant shall terminate and cease to be outstanding. However, each automatic option grant held by the optionee at the time of his or her cessation of Board service shall immediately terminate and cease to be outstanding with respect to any option shares for which such option is not otherwise at that time exercisable.

     H. STOCKHOLDER RIGHTS. The holder of an automatic option grant under this Article Three shall have no stockholder rights with respect to any shares subject to such option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

     I. REMAINING TERMS. The remaining terms and conditions of each automatic option grant shall be as set forth in the prototype Non-Employee Director Automatic Grant Agreement attached as Exhibit A to the Plan.

III.  CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

     A. In the event of any Corporate Transaction (as such term is defined in Section III of Article Two), each automatic option grant at the time outstanding under this Article Three but not otherwise fully exercisable shall automatically accelerate so that such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. Upon the consummation of the Corporate Transaction, all automatic option grants under this Article Three shall terminate and cease to be outstanding.

     B. In the event of any Change in Control (as such term is defined in Section III of Article Two), each automatic option grant at the time outstanding under this Article Three but not otherwise fully exercisable shall automatically accelerate so that such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares. Each such automatic grant accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

     C. Upon the occurrence of a Hostile Take-Over (as such term is defined in Section V of Article Two), each automatic option grant which has been outstanding under this Article Three for a period of at least six (6) months shall automatically be canceled in return for a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the canceled option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such option cancellation shall be made within five (5) days following the consummation of the Hostile Take-Over. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option cancellation and cash distribution.

     D. For purposes of this Article Three, the Take-Over Price per share shall be deemed to be equal to the GREATER of (i) the fair market value per share of Common Stock on the option cancellation date, as determined pursuant to the valuation provisions of paragraph I.A.3 of Article Two, or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over.

     E. The shares of Common Stock subject to each option canceled in connection with the Hostile Take-Over shall NOT be available for subsequent issuance under this Plan.

     F. The automatic option grants outstanding under this Article Three shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.  AMENDMENT OF THE AUTOMATIC GRANT PROVISIONS

     The provisions of this Automatic Option Grant Program, including any automatic option grants outstanding under this Article Three, may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable Federal income tax laws and regulations.

                                    ARTICLE FOUR
                                   MISCELLANEOUS


1.   AMENDMENT OF THE PLAN

     The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, (i) no such amendment or modification shall, without the consent of the holders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan and (ii) any amendment to the Automatic Option Grant Program (or any options outstanding thereunder) shall be made in compliance with the limitation of Section IV of Article Three. In addition, the Board shall not, without the approval of the Corporation's stockholders, (i) increase the maximum number of shares issuable under the Plan or the maximum number of shares for which any one participant may be granted stock options and separately exercisable stock appreciation rights after December 31, 1993, except for permissible adjustments under Section IV of Article One, (ii) materially modify the eligibility requirements for the grant of options under the Plan or (iii) otherwise materially increase the benefits accruing to participants under the Plan.

II.  EFFECTIVE DATE AND TERM OF PLAN

     A. The 1987 Plan was initially adopted by the Board on December 16, 1987, and approved by the Corporation's stockholders on December 14, 1988. The 1987 Plan was subsequently amended by the Board in May 1990 and in April 1991 to increase the total number of shares issuable under the 1987 Plan by 300,000 shares and 450,000 shares (adjusted to reflect the 3-for-5 reverse stock split effected March 12, 1992), respectively, and such amendments were approved by the stockholders in May 1990 and August 1991, respectively. The Board restated the 1987 Plan on March 12, 1992 to increase the number of shares of Common Stock issuable under the 1987 Plan by 500,000 shares with such increase to become effective upon the Effective Date of the Discretionary Option Grant Program.
The stockholders approved such restatement in April 1992. Article One, Section II of the 1987 Plan was subsequently amended to permit the establishment of a secondary committee to administer the 1987 Plan. Such amendment became effective on the February 17, 1993 date of its approval by the Board.

     B. On February 8, 1994, the Board amended the 1987 Plan to (i) increase the number of shares available for issuance pursuant to the 1987 Plan by 500,000 shares, (ii) impose a limitation on the maximum number of shares of Common Stock for which any one participant in the 1987 Plan may be granted stock options and separately exercisable stock appreciation rights after December 31, 1993 and
(iii) increase the number of shares of Common Stock for which option grants are to be made under the Automatic Grant Program to each newly elected or re-elected non-employee Board member. The amendment was approved by the stockholders at the 1994 Annual Stockholders Meeting. On February 8, 1995, the Board approved an amendment to the 1987 Plan to increase the total number of shares issuable thereunder by 750,000 shares. The amendment was approved at the 1995 Annual Stockholders Meeting. On February 7, 1996, the Board approved an amendment to the 1987 Plan to increase the total number of shares issuable thereunder by 500,000. The amendment was approved at the 1996 Annual Shareholders Meeting. On February 13, 1997 the Board approved an amendment to the 1987 Plan to increase the total number of shares issuable thereunder by 500,000 and on April 11, 1997 the Board approved the Plan which amends and restates the predecessor 1987 Plan to extend the term through April 11, 2007 and to rename the 1987 Plan as the "Restated 1997 Stock Option Plan." The stockholders approved the Plan, including the 500,000 share increase in the number of shares of Common Stock reserved for issuance thereunder, at the 1997 Annual Stockholders Meeting.

     C. Except as provided in paragraph D below, the provisions of the Discretionary Option Grant Program shall apply only to options granted under the Plan from and after the Effective Date of that program. All options issued and outstanding under the Plan immediately prior to such Effective Date shall continue to be governed by the terms and conditions of the Plan (and the respective instruments evidencing each such option) as in effect on the date each such option was previously granted, and nothing in this restatement shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to their acquisition of shares of Common Stock thereunder.

     D. The option acceleration provisions of Section III of Article Two relating to Corporate Transactions and Changes in Control may, in the Plan Administrator's discretion, be extended to one or more outstanding stock options under the Plan which were granted prior to the Effective Date of the Discretionary Option Grant Program and which do not otherwise provide for such acceleration.

     E. The sale and remittance procedure authorized for the exercise of outstanding options under this Plan shall be available for all options granted under the Discretionary Option Grant Program on or after the Effective Date of that program and all non-statutory options outstanding under the Plan on such Effective Date. The Plan Administrator may also allow such procedure to be utilized in connection with one or more disqualifying dispositions of Incentive Option shares effected after the Effective Date, whether such Incentive Options were granted on or before such Effective Date.

     F. Unless sooner terminated in accordance with Section III of Article Two or Section III of Article Three, the Plan shall terminate upon the earlier of
(i) April 11, 2007, or (ii) the date on which all shares available for issuance under the Plan shall have been issued or canceled pursuant to the exercise, surrender or cash-out of options granted hereunder. If the date of termination is determined under clause (i) above, then each option outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instrument evidencing such option.

     G. Options to purchase shares of Common Stock may be granted under the Plan which are in excess of the number of shares then available for issuance under the Plan, PROVIDED each option granted is not to become exercisable, in whole or in part, at any time prior to stockholder approval of an amendment authorizing a sufficient increase in the number of shares available for issuance under the Plan.

III. USE OF PROCEEDS

     Any cash proceeds received by the Corporation from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

IV.  WITHHOLDING


The Corporation's obligation to deliver shares upon the exercise or surrender of any options granted under Article Two or Article Three shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

V.   REGULATORY APPROVALS

     A. The implementation of the Plan, the granting of any option or surrender right hereunder, and the issuance of stock upon the exercise or surrender of any such option shall be subject to the procurement by the Corporation of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it.

     B. No shares of Common Stock or other assets shall be issued or delivered under the Plan, unless and until, in the opinion of counsel for the Corporation (or its successor in the event of any Corporate Transaction), there shall have been compliance with all applicable requirements of the federal and state securities laws and the applicable regulations of any securities exchange on which stock of the same class is then listed, and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

VI.  NO EMPLOYMENT/SERVICE RIGHTS

     Neither the action of the Corporation in establishing this Plan, nor any action taken by the Board or the Plan Administrator hereunder, nor any provision of this Plan shall be construed so as to grant any individual the right to remain in the employ or Service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or Sentence at any time and for any reason, with or without cause.

                                     EXHIBIT A

               NON-EMPLOYEE DIRECTOR AUTOMATIC OPTION GRANT AGREEMENT